UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(D) of the

Securities and Exchange Act of 1934

Date of report: November 5, 2015

(Date of earliest event reported)

AFFYMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-28218	77-0319159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 731-5000

N/A

(Former name or former address, if changed since last report.)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2015, the Compensation Committee of the Board of Directors of Affymetrix Inc. (the “Company”) completed a review of the Company’s Change of Control Policy and Executive Severance Policy as part of its periodic review of best practices in compensation matters, including a consideration of peer group practices and the regulatory environment.

As a result of such review over several months, the Compensation Committee approved a revised “double-trigger” Change of Control Policy, which provides severance benefits for all employees for certain termination events in connection with a change of control, as well as a revised Executive Severance Policy, which provides severance benefits to executive officers whose employment is terminated by the Company without cause at any time.

There were no material changes to the severance benefits of the Company’s named executive officers under either the Change of Control Policy or the Executive Severance Policy. Instead, the changes were primarily intended to reflect best governance practices and clarify administrative matters.

Under the Change of Control Policy, if a named executive officer is terminated without cause, or resigns due to certain adverse changes in his or her job, on or within 12 months following a change of control, the officer’s severance multiple remains two years of salary, bonus and health insurance premiums as well as full accelerated vesting of equity awards (at target level with respect to outstanding performance periods). The policy does not include any golden parachute excise tax gross-up provisions. Instead, in accordance with the committee’s review of best practices, an officer’s severance benefits will either be reduced below the level at which the excise tax applies or the officer will be responsible for paying the excise tax, whichever is better for the officer on an after-tax basis.

Under the Executive Severance Policy, if a named executive officer is terminated without cause (outside of a change of control scenario), the severance multiple remains one year of salary and health insurance premiums.

Any severance benefits under either the Change of Control Policy or the Executive Severance Policy are subject to execution of an agreement by the participant releasing claims against the Company.

The foregoing summary is qualified in its entirety by each of the Change of Control Policy and the Executive Severance Policy, filed as Exhibit 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Change of Control Policy
10.2	Executive Severance Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.

Dated: November 10, 2015	By:	/s/ Siang Chin
Name: Siang Chin
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Policy
10.2	Executive Severance Policy